Exhibit 32.1
CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT, FINANCE AND
OPERATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Stephen T. Worland, Ph.D., as President and Chief Executive Officer of the Company, and Peter T. Slover, as Vice President, Finance and Operations of the Company, each hereby certifies that, to the best of his knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2010, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.

/s/ Stephen T. Worland, Ph.D.	/s/ Peter T. Slover

Stephen T. Worland, Ph.D.	Peter T. Slover
President and Chief Executive Officer	Vice President, Finance and Operations
Date: November 9, 2010	Date: November 9, 2010